ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this "Agreement") is made and entered into as of the 25th day of August, 2016, by and between LA FRONTERA COMMUNITY SOLUTIONS, INC., an Arizona nonprofit corporation ("Assignor"), and QOLPOM, INC., an Arizona corporation ("Assignee").

Preliminary Statements

A. Assignor is the holder of two United States Patents, which are listed in detail as items 1 and 2 in Exhibit "A" hereto and are by this reference incorporated herein (the "Patents").

B. Assignor acquired its right, title and interest in and to the Patents by Assignments by Inventors executed and delivered on April 28, 2016.

C. Assignor is the owner of the name and mark "QOLPOM" and has allowed Assignee to apply for trademarks of the name and mark "QOLPOM" in QOLPOM's own name. Such applications are set forth in detail as items 3 and 4 in Exhibit "A" hereto and are by this reference incorporated herein (the "Trademarks"). The Patents and the Trademarks and any and all ancillary rights associated therewith are referred to in this License as the "Intellectual Property Rights".

D. Assignee desires acquire ownership of the Intellectual Property Rights, and Assignor is amendable to transferring ownership of the Intellectual Property Rights to Assignnee, on the terms and conditions set forth in this Agreement.

Agreements

THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee agree:

1. Assignment of Intellectual Property Rights. Assignor hereby agrees to assign to Assignee all right, title and interest in and to the Intellectual Property Rights, including without limitation the invention and application and to all foreign counterparts (including patent, utility model and industrial designs), and in and to any Letters Patent, Registrations and Trademarks that may hereafter be granted on the same in the United States and all countries throughout the world, and to claim the priority from the application as provided by the Paris Convention (the "Assignment"). The right, title and interest is to be held and enjoyed by Assignee and Assignee's successors and assigns as fully and exclusively as it would have been held and enjoyed by Assignors had this Assignment not been made, for the full term of any Letters Patent and Registrations that may be granted thereon, or of any division, renewal, continuation in whole or in part, substitution, conversion, reissue, prolongation or extension thereof.

2. Consideration. As consideration for the granting of the Assignment, Assignee hereby agrees to pay to Assignor royalty fees (collectively, the "Royalty Fees") calculated as follows:

(a) An amount equal to up to two million dollars US ($2,000,000.00), to be paid through an earn-out of the adjusted gross revenue generated by Assignee from the sale of QOLPOM hardware and monitoring services (the "Earn-Out"). For purposes of this Agreement, adjusted gross revenue shall be defined as cash available to be distributed after cost of goods sold, as determined by standard accounting practices (the "Adjusted Gross Revenue"). The Earn-Out shall be payable as follows:

(i) Ten percent (10%) of the Adjusted Gross Revenue up to one million dollars ($1,000,000.00) of the net monies received; and

(ii) Seven (7%) percent of the Adjusted Gross Revenue after it has received the first $1,000,000 of the Earn-Out;

(iii) Any unpaid portion of the Earn-Out shall be payable in full on August 25, 2021; and

(iv) Payment and performance of the Earn-Out shall be secured by a first priority lien and security interest in and each and every item of the Intellectual Property Rights perfected under the laws and regulations of the U.S. Patent and Trademark Office; and

(b) An amount equal to three percent (3%) of the gross revenue generated from the sale of QOLPOM hardware and monitoring services in perpetuity, which payments shall be in addition to the Earn-Out.

3. <u>Cooperation</u>. Assignor agrees that it will, without charge to Assignee, but at Assignee's expense: (a) cooperate with Assignee in the prosecution of U.S. Patent applications and foreign counterparts on the inventions and any improvements thereto, (b) execute, verify, acknowledge and deliver all such further papers, including patent applications and instruments of transfer, and (c) perform such other acts as Assignee lawfully may request to obtain or maintain Letters Patent and Registrations for the inventions and improvements thereto in any and all countries and to vest title thereto in Assignee or Assignee's successors and assigns. Assignor hereby authorizes and requests the processing of this Assignment with U.S. Patent and Trademark Office by attorney at Goodhue, Coleman and Owens, P.C., to insert herein above the date of execution of declarations of such application when known.

4. <u>No Representations</u>. Assignor makes no representations or warranties regarding the Intellectual Property Rights, and in the event that the Intellectual Property Rights are challenged in any manner, it shall be the responsibility of Assignee, at its own expense, to takes such steps as it deems necessary to protect the Intellectual Property Rights. Assignor agrees to cooperate in any such actions.

5. <u>General</u>. This Agreement shall be governed by the laws of the State of Arizona. In the event of litigation concerning the rights and obligations of Assignor and Assignee under this Agreement, the prevailing party shall be entitled to an award of attorney's fees and costs of suit.

<u>SIGNATURES FOLLOW ON NEXT PAGE</u>

ASSIGNOR:

LA FRONTERA COMMUNITY SOLUTIONS, INC. an Arizona nonprofit corporation

By: ______________________
Daniel J. Ranieri, President & CEO
8/25/16

ASSIGNEE:

QOLPOM, INC., an Arizona corporation

By: ______________________
Nathaniel T. Bradley, President

EXHIBIT "A"
LICENSED INTELLECTUAL PROPERTY

1. U.S. Patent Application: REMOTE USER MONITORING SYSTEM, set forth in Utility Patent Application for Letters Patent of the United States, Serial No. 14/979,889 filed in the United States Patent and Trademark Office on the 28th day of December, 2015.

2. U.S. Patent Application: REMOTE MEDICATION DELIVERY SYSTEMS, set forth in Utility Patent Application for Letters Patent of the United States, Serial No. 14/979,742 filed in the United States Patent and Trademark Office on the 28th day of December.

3. "QOLPOM" set forth in U.S. Trademark Application No. 86/863,875 and U.S. Trademark Filed: January 2, 2016.

4. "QOLPOM STYLIZED QOLPOM" set forth in U.S. Trademark Application No. 86/863,874 and U.S. Trademark Filed: January 2, 2016.